                                                                 EXHIBIT 3(a)(i)

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           SOUTHSIDE BANCSHARES, INC.


         Pursuant to the provisions of Article 4.04 of the Texas Business Corporations Act, the undersigned corporation announces the following Articles of Amendment to the Articles of Incorporation:

         ARTICLE I. The name of the Corporation is Southside Bancshares, Inc. (the "Corporation").

         ARTICLE II. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on April 20, 2000.

                  Article Four of the Articles of Incorporation is hereby amended in its entirety so as to read as follows:

                                  ARTICLE FOUR

                  Simultaneously with the effective date of these Articles of Amendment (the "Effective Date"), each issued and outstanding share of Common Stock of the Corporation shall be and hereby is divided and reclassified as two shares of issued and outstanding Common Stock of the Corporation. The Corporation shall issue one share of Common Stock, $1.25 par value per share for each share of Common Stock, $2.50 par value per share held by the shareholders of record at the close of business on the Effective Date. The Corporation is authorized to issue one class of capital stock to be designated Common Stock. The aggregate number of shares which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Common Stock, $1.25 par value per share.

         ARTICLE III. The number of shares of the Corporation outstanding at the time of such adoption was 3,636,005 and the number of shares entitled to vote thereon was 3,636,005.

         ARTICLE IV. The number of shares voting for the amendment described above is 2,363,059. The number of shares voting against the amendment described above is 20,619.

         ARTICLE V. The amendment affecting Article IV of the Amended Articles of Incorporation effects a change in the amount of stated capital of the Corporation. The authorized shares of Common Stock of the Corporation will be changed into and increased to 20,000,000 shares of Common Stock, par value of $1.25 per share, and each issued share of Common Stock, $2.50 par value per share, including all issued shares then held in the treasury of the Corporation, will be split into two shares of Common

Stock, $1.25 par value per share. No change will be made to the amount of capital of the Corporation with respect to its issued shares. Certificates representing issued shares of Common Stock, $2.50 par value per share, will not have to be surrendered but will represent the same number of shares of Common Stock as is stated on the respective certificate with a par value $1.25 per share. Each shareholder of record at the time the amendment to the Articles of Incorporation of the Corporation becomes effective will be entitled to receive one share of Common Stock, $1.25 par value per share, for each share of Common Stock, $2.50 par value per share, held by such shareholders of record at the close of business on the date the amendment becomes effective. Stock certificates or stock ownership statements will be distributed to shareholders shortly after the amendment becomes effective. If shareholders desire a physical stock certificate, the transfer agent will provide such certificate upon request.

         ARTICLE VI. The date upon which this Articles of Amendment will be effective is May 20, 2000.



         Dated:  May 10, 2000             SOUTHSIDE BANCSHARES, INC.



                                          By:      /s/
                                                   -----------------------------
                                          Name:    Sam Dawson
                                          Title:   President

                              ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                                  SOBANK, INC.


         Pursuant to the laws of the State of Texas, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

                                    ARTICLE I

         The name of the corporation is SOBANK, INC.

                                   ARTICLE II

         The following amendment to Articles of Incorporation was adopted by the shareholders of the corporation on April 27, 1994.

         BE IT RESOLVED that the name of the corporation be changed from SoBank, Inc. to SOUTHSIDE BANCSHARES, INC.

                                   ARTICLE III

         The number of shares of the corporation outstanding at the time of the adoption was 2,811,577 and the number of shares entitled to vote on the amendment was 2,811,577.

                                   ARTICLE IV

         The number of shares voting for the amendment was 1,954,245; the number of shares voting against the amendment was 9,969; and the number abstaining was 41,550.

         DATED: 5-4-94
                                    SOUTHSIDE BANCSHARES, INC.


                                    BY: /s/
                                        ----------------------------------------
                                            ROBBIE N. EDMONSON, PRESIDENT


                                    BY: /s/
                                        ----------------------------------------
                                            SAM DAWSON, SECRETARY

                                  SOBANK, INC.

                            STATEMENT OF CANCELLATION

         SOBANK, INC., a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.11 of the Texas Business Corporation Act, hereby adopts this Statement of Cancellation effecting the cancellation of 29,638 shares, $2.50 par value, of the common stock of the Corporation currently owned by the Corporation and held as treasury shares (the "common stock").

                                    ARTICLE I

         The name of the corporation is SOBANK, INC.

                                   ARTICLE II

         The following resolution authorizing the cancellation of the common stock was duly adopted by the board of directors of the Corporation on November 19, 1992:
                  RESOLVED, that the 29,638 shares of the common sock, $2.50 par value, currently owned by the Corporation and held as treasury shares are hereby cancelled in their entirety and returned to the status of authorized but unissued shares of common stock of the Corporation.

The stated capital of the Corporation represented by the aforementioned common stock being cancelled is $74,095.

                                   ARTICLE III

         Two Million Six Hundred forty-two Thousand Five Hundred Sixty (2,642,560) shares of common stock, $2.50 par value, of the Corporation are to retain the status of issued shares after the cancellation effected by this Statement of Cancellation becomes effective, and the amount of stated capital after such cancellation will be $6,606,400.

         IN WITNESS WHEREOF, the undersigned has duly executed this Statement of Cancellation as of December 18, 1992.

                                     SOBANK, INC.

                                     By:      /s/
                                              ----------------------------------
                                              Its: Executive VP and Secretary

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                                  SOBANK, INC.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, SoBank, Inc., a Texas corporation (the "Corporation"), hereby adopts the following Articles of Amendment to its Articles of Incorporation of the Corporation.

         ARTICLE ONE.  The name of the Corporation is SoBank, Inc.

         ARTICLE TWO. The following amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation at the Annual Meeting duly called and held on September 25, 1991:

         1. The following amendment alters Article Eleven of the Articles of Incorporation of the Corporation to provide for a Board of Directors having staggered terms. Article Eleven of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                 "ARTICLE ELEVEN

                  The number of Directors shall be set at ten (10) until changed in the manner provided in the By-Laws of the Corporation, except that no such change shall shorten the term of an incumbent director. The Directors shall be classified with respect to the time for which they severally hold office into three (3) classes, as nearly equal in number as possible as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1993, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1994, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1995, with the members of each class to hold office until their successors are elected and qualified, until his death or retirement or until he shall resign or be removed in the manner provided in the By-Laws. In any such event, such director's successor shall become a member of the same class of directors as his predecessor."

         2. The following amendment alters Article Four of the Articles of Incorporation of the Corporation to change the authorized shares of Common Stock of the Corporation and to effect a two-for-one split of the issued shares of Common Stock of the Corporation. Article Four of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                  "ARTICLE FOUR

                  The Corporation is authorized to issue one class of capital stock to be designated Common Stock. The aggregate number of shares which the Corporation shall have authority to issue is Six Million (6,000,000) shares of Common Stock, $2.50 par value per share.

         3. The following amendment is an addition of a new article, Article Thirteen, to the Articles of Incorporation of the Corporation. The full text of such new Article is as follows:

                                "ARTICLE THIRTEEN

                  To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the Corporation shall not be liable to the Corporation or its shareholders for any act or omission in such director's capacity as a director. Any repeal or amendment of this Article, or adoption of any other provision of these Articles of Incorporation inconsistent with this Article, by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability to the Corporation or its shareholders of a director of the Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

         ARTICLE THREE. The number of shares of Common Stock of the Corporation outstanding and entitled to vote on the amendments to the Articles of Incorporation was 1,308,181, such shares being those outstanding and eligible to vote at the close of business on the record date, August 7, 1991, as set by the Board of Directors.

         ARTICLE FOUR. The following lists the number of shares that voted for and against the above amendments (which constitutes at least two-thirds of the shares of Common Stock outstanding and entitled to vote):

                                                    ABSTAINED                FOR                 AGAINST
                                                    ---------              -------               -------
1.        Article Eleven                               2,311               933,476                23,787
2.        Article Four                                   296               929,486                29,792
3.        Article Thirteen                            13,007               894,754                51,813

         ARTICLE FIVE. Upon the issuance of the certificate of amendment by the Secretary of State of the State of Texas effecting the amendment to Article Four herein (the "Effective Date"), each share of the Corporation's Common Stock, par value $5.00 per share, issued prior to the Effective Date will be deemed to represent two shares of Common Stock, par value $2.50 per share, after the Effective Date. Holders of shares of Common Stock issued prior to the Effective Date of the amendment to Article Four to the Articles of Incorporation of the Corporation will not have to surrender their certificates representing such shares and such certificates will represent the same number of shares of Common Stock as is stated on the respective certificate with a par value of $2.50 per share. Each shareholder of record on the Effective date of the amendment to Article Four to the Articles of Incorporation of the Corporation will be entitled to receive an additional certificate or certificates representing in the aggregate one share of Common Stock, $2.50 par value per share, for each share of Common Stock, $5.00 par value per share, held by such shareholders of record on the Effective Date of the amendment.

         ARTICLE SIX. No change in the amount of stated capital is effected by these Articles of Amendment.

         DATED as of the 25th day of September, 1991.

                                         SOBANK, INC.



                                         By:      /s/
                                                  ------------------------------
                                                  B.G. Hartley
                                                  Its:  Chairman of the Board

                            ARTICLES OF INCORPORATION

                                       OF

                                  SOBANK, INC.

                                   ARTICLE ONE

         The name of the Corporation is SOBANK, INC.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose or purposes for which the Corporation is organized are:

(a) To engage in the acquisition and ownership of equity or debt securities of national or state banks; the acquisition and ownership of equity or debt securities of other corporations, and the conduct of such other businesses as will not be in violation of any state or national laws, including banking laws, or rules or regulations promulgated from time to time thereunder; and

(b) To engage in all other lawful acts or activities for which corporations may be organized under the laws of the State of Texas.

                                  ARTICLE FOUR

         The aggregate number of shares which the corporation shall have the authority to issue is 2,000,000 shares, and the par value of each of such shares shall be five and no/100ths Dollars ($5.00) per share. All such shares shall be of one class and shall be designated as Common Stock.

                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000.00.

                                   ARTICLE SIX

         The shareholders of the Corporation shall not be entitled to cumulate their votes in the election of directors.

                                  ARTICLE SEVEN

         The shareholders of the Corporation shall not have preemptive rights.

                                  ARTICLE EIGHT

         The Corporation, at the option of the board of Director, may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor, and to any further extent that may be allowed by law.

                                  ARTICLE NINE

         No contract or other transaction between the Corporation and one or more of its Directors, officers, or securityholders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's Directors, officers or securityholders are members, officers, securityholders, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship, or solely because such director, officer or securityholder is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or other transaction, or solely because his or their votes are counted for such purpose, if (a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such Board or committee in good faith authorizes the contract or other transaction by the affirmative votes of a majority of the disinterested Directors even though the disinterested Directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or other transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

                                   ARTICLE TEN

         The address of its Registered Office is 1201 Beckham, Tyler, Texas 75710, and the name of its Registered Agent at such address is B. G. Hartley.

                                 ARTICLE ELEVEN

         The number of initial Directors is eight (8) and the names and addresses of the Directors are:

         Robbie N. Edmonson                        P. O. Box 1079
                                                   Tyler, Texas 75710

         Murph Wilson                              1717 S. Chilton
                                                   Tyler, Texas 75710

         J. L. Gulley, Jr.                         833 Colonial Dr.
                                                   Tyler, Texas 75710

         E. L. Howard                              613 Fairlane
                                                   Tyler, Texas 75710

         W. H. Hudson                              2229 S. Chilton
                                                   Tyler, Texas 75710

         Edwin Russell                             925 Sheppard
                                                   Tyler, Texas 75710

         B. G. Hartley                             1929 McDonald Road
                                                   Tyler, Texas 75710

         Richard Hightower                         609 Rosemont #1
                                                   Tyler, Texas 75710


                                 ARTICLE TWELVE

         The name and address of the Incorporator is Gary F. Kissiah, 1400 United Bank Tower, 400 West 15th Street, Austin, Texas 78701.

                                                     /s/
                                                     ---------------------------
                                                     Gary F. Kissiah

THE STATE OF TEXAS       )
                         )
COUNTY  OF  TRAVIS       )

         Before me, a notary public, on this day personally appeared Gary F. Kissiah, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

         Given under my hand and seal of office this 12th day of August, 1982.



                                                     /s/ Cheryl Schmidt
                                                     ---------------------------
                                                     Notary Public in and for
                                                     The State of Texas

                                                     My Commission Expires:

                                                     9/16/85